Exhibit (a)(19)

VAN ECK WORLDWIDE INSURANCE TRUST

AMENDMENT NO. 18

TO MASTER TRUST AGREEMENT

Amendment No. 18 to the Master Trust Agreement dated January 7, 1987, as amended (the “Agreement”) of Van Eck Worldwide Insurance Trust (the “Trust”), made at New York, New York, this 27th day of April, 2010.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder, and as long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust;

WHEREAS, on September 16-17, 2009, a majority of the Trustees of the Trust voted to re-designate the name of the Trust currently entitled “Van Eck Worldwide Insurance Trust”, as “Van Eck VIP Trust”, and to amend the Agreement accordingly;

WHEREAS, on September 16-17, 2009, a majority of the Trustees of the Trust voted to re-designate certain of the Sub-Trusts currently entitled “Worldwide Bond Fund” and “Worldwide Hard Assets Fund”, as “Van Eck VIP Global Bond Fund” and “Van Eck VIP Global Hard Assets Fund”, respectively, and those currently entitled “Worldwide Emerging Markets Fund” and “Worldwide Multi-Manager Alternatives Fund” as “Van Eck VIP Emerging Markets Fund” and “Van Eck VIP Multi-Manager Alternatives Fund”, respectively, and to amend the Agreement accordingly;

WHEREAS, on March 18-19, 2010, a majority of the Trustees voted to designate an additional Class to one Series of the Trust which will be named Multi-Manager Alternatives Fund Class S;

WHEREAS, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

WHEREAS, a majority of Trustees have duly authorized this amendment to the Agreement to be filed with the Secretary of State of the Commonwealth of Massachusetts.

NOW, THEREFORE, certain Articles of the Agreement are amended to read as follows:

1.     Article I, Section 1.1 of the Agreement is amended to read in its entirety as follows:

“Section 1.1 NAME. This Trust shall be known as “Van Eck VIP Trust” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.”

2.     The initial paragraph of Article IV, Section 4.2 of the Agreement is amended to read in its entirety as follows:

“Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate five Sub-Trusts: Van Eck VIP Global Bond Fund (Initial Class, Class R1 and Class S), Van Eck VIP Emerging Markets Fund (Initial Class, Class R1 and Class S), Van Eck VIP Global Hard Assets Fund (Initial Class, Class R1 and Class S), Worldwide Real Estate Fund (Initial Class, Class R1 and Class S) and Van Eck VIP Multi-Manager Alternatives Fund (Initial Class and Class S). The Shares of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the rights and preferences set forth in this Declaration of Trust.”

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

/s/ Joseph J. McBrien, Secretary
Joseph J. McBrien, Secretary

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

Then personally appeared the above-named Joseph J. McBrien and acknowledged this instrument to be his/her free act and deed this 27th day of April, 2010.

s/s Alison Y. Emanuel

Notary Public, State of New York

NO. 01EM5077310

Qualified in Queens County

Commission Expires May 5, 2011